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                                                       EXHIBIT 15

October 11, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

RE:  ANSYS, Inc. and Subsidiaries


    1. Form S-8 (Registration No. 333-8613) 1996 Stock Option and Grant Plan Employee Stock Purchase Plan


Commissioners:

We are aware that our report dated October 11, 2000 on our review of interim financial information of ANSYS, Inc. and Subsidiaries (the "Company") as of and for the period ended September 30, 2000 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in the registration statement referred to above.



Very truly yours,

/s/ PricewaterhouseCoopers LLP
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